UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2023

Hasbro, Inc.
(Exact name of registrant as specified in its charter)

Rhode Island	1-6682		05-0155090
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

1027 Newport Avenue	Pawtucket,	Rhode Island	02861
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code:   (401) 431-8697

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value per share	HAS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 10, 2023 (the “Effective Date”), Hasbro, Inc. (the “Company”) and Deborah Thomas, the Company’s Executive Vice President and Chief Financial Officer, entered into a Transitional Advisory Services Agreement (the “Transition Agreement”), relating to her planned retirement and ongoing services.
Pursuant to the Transition Agreement, Ms. Thomas will continue to serve as the Company’s Executive Vice President and Chief Financial Officer on her current employment terms and conditions through the effective date of the Company’s appointment of a successor Chief Financial Officer (the “Transition Date”). Commencing on the Transition Date until her retirement date on December 31, 2023 (the “Retirement Date”) or such earlier date if her employment is terminated in accordance with the Transition Agreement (referred to as the “Term”), Ms. Thomas will continue employment with the Company in the position of Advisor where she will report to the CEO of the Company, and have such duties and responsibilities as are reasonably assigned by the CEO from time to time, including assisting with transitional efforts and the successful onboarding of a successor Chief Financial Officer for the Company.
During the Term, Ms. Thomas’s base salary will remain at its current annualized rate. Ms. Thomas will receive an annual cash bonus award for fiscal year 2023 (the “2023 Bonus”) equal to 100% of her fiscal year 2023 base salary earnings. In fiscal 2023, and provided she remains an employee through the applicable grant dates, Ms. Thomas will be entitled to long-term equity awards to be granted in the same form as other senior management team members at her current target award level. Ms. Thomas’s outstanding long-term incentive awards will continue to vest in accordance with their terms, through the earlier of the Retirement Date or date of termination.
Subject to certain limited exceptions in the Transition Agreement, if Ms. Thomas’s employment with the Company terminates for any reason between the Effective Date and the Retirement Date, then Ms. Thomas (or her estate, beneficiary or legal representative in the case of termination due to death or disability) would be entitled to any payments or benefits under the Transition Agreement or applicable benefit plans or arrangements that have accrued through the date of termination. If Ms. Thomas’s employment terminates due to her death or disability or if she is terminated by the Company without cause, she, or her estate, beneficiary or legal representative (as applicable), will continue to be paid her base salary and fiscal year 2023 bonus through the Retirement Date. If Ms. Thomas’s employment is terminated voluntarily by Ms. Thomas or is terminated by the Company for cause prior to the Retirement Date she will not be entitled to any severance payments or benefits described above other than payments for accrued and unpaid amounts as of the termination date.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Exhibit Description
10.1	Transitional Advisory Services Agreement between the Company and Deborah Thomas.
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HASBRO, INC.

	By:	/s/ Tarrant Sibley
	Name:	Tarrant Sibley
	Title:	Executive Vice President and Chief Legal Officer
Date: March 14, 2023